UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2005
I-FLOW CORPORATION

( Exact name of registrant as specified in its charter )

Delaware	0-18338	33-0121984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20202 Windrow Drive
Lake Forest, California 92630
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (949) 206-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     Stock Ownership Guidelines
     On December 1, 2005, upon the recommendation of the corporate governance and nominating committee, in order to more closely align the interests of the board of directors and management with those of the stockholders of I-Flow Corporation (the “Company”), the board of directors adopted stock ownership guidelines for non-employee directors, officers and other key employees of the Company. As of the date of adoption, a total of 13 individuals are affected by the new policy, including all five non-employee directors, the Company’s three executive officers and five additional key employees. The board may resolve to apply the guidelines to additional key employees from time to time.
     The policy provides that each non-employee director and each affected officer and key employee would be required to retain and hold 50% of the shares acquired from any equity incentive award granted on or after January 2, 2006 (after subtracting shares sold to pay for option exercise costs, and relevant federal and state taxes which are assumed to be at the highest marginal tax rates). The foregoing share retention rule shall apply unless, at the time of receipt of the shares, such non-employee director, officer or key employee beneficially owned shares (excluding unexercised stock options and unvested stock grants) with a value at or in excess of the following share ownership guidelines: (i) officers and key employees, including CEO, CFO and COO — two times then-current annual base salary; and (ii) outside directors — two times then-current annual retainer.
     The value of an individual’s shares for purposes of the share ownership guidelines shall be deemed the greater of the then-current fair market value of the stock, or the individual’s cost basis in the stock. Shares counted in calculating the share ownership guidelines include shares beneficially owned outright, including those acquired in open market purchases, shares retained after option exercises, and shares of restricted stock which have no further restrictions remaining. Those to whom the new guidelines apply will have five years from January 2, 2006 to meet the applicable minimum share ownership levels described above.
     Director Compensation
     Following a review of the Company’s director compensation practices, the compensation committee of the board of directors recommended that the board of directors replace the annual grant of stock options to non-employee directors to purchase up to 10,000 shares of Company common stock with annual grants of 5,000 shares of restricted stock. On December 1, 2005, upon the recommendation of the compensation committee, the board approved this amendment to director compensation. On January 2 of each year, beginning on January 2, 2006, the Company will grant 5,000 shares of restricted common stock of the Company to each of its non-employee directors. The shares of restricted stock will vest and all restrictions on transfer will lapse on the earlier of January 2, 2007, the first anniversary of the date of grant, or a change in control of the Company. The cash component of the non-employee director compensation remained unchanged.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2005	I-FLOW CORPORATION

	By:	/s/ James R. Talevich

James R. Talevich
Chief Financial Officer